UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
 Exchange Act of 1934

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

ACORN ENERGY, INC.

  (Name of Registrant as Specified In Its Charter)

  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

The following definitive materials are filed herewith related to the Registrant’s Annual Meeting to be held on June 10, 2010:

•	Notice and Access Card (mailed to beneficial owners by Broadridge)

•	CEO’s Letter to Stockholders and Corporate Information Page (included in “10-K Wrap” Annual Report provided or made available to stockholders entitled to notice of the Annual Meeting)

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 10, 2010

ACORN ENERGY, INC.

BROKER
LOGO
HERE

Return Address Line 1
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51 MERCEDES WAY
EDGEWOOD NY 11717

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
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John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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Meeting Information

Meeting Type: Annual Meeting
For holders as of: April 14, 2010
Date: June 10, 2010 **Time:** 1:00 PM EDT
Location: Union League Club of New York
38 East 37th Street
New York, New York 10016

BARCODE

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Broadridge Internal Use Only
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— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report 2. Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET:* www.proxyvote.com
2) *BY TELEPHONE:* 1-800-579-1639
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* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 27, 2010 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "*legal proxy.*" To do so, please follow the instructions at *www.proxyvote.com* or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

Internal Use Only

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Voting items

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors
Nominees

01 John A. Moore 02 George Morgenstern 03 Richard J. Giacco 04 Joe Musanti 05 Richard Rimer
06 Samuel M. Zentman

The Board of Directors recommends you vote FOR the following proposal(s):

2 Ratification of the selection of Friedman LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2010.

3 Amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of common stock to 30,000,000 shares.

4 Amendment of the Company's 2006 Stock Incentive Plan to increase the number of available shares by 1,000,000 to 1,665,000 shares.

5 Adjournment of the meeting to solicit additional proxies in the event there are insufficient votes to approve either Proposal 3 or 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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Reserved for Broadridge Internal Control Information

Voting Instructions

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO
BANKS AND BROKERS
AS REQUIRED BY THE NEW YORK STOCK EXCHANGE

0000066810_4 R2.09.05.010

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

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4 West Rockland Road, 1st Floor, Montchanin, Delaware 19710
Phone:  (302) 656-1708    Fax:  (302) 656-1703

Dear Friends and Fellow Shareholders:

To date, Information Technology has transformed every aspect of American life except our two biggest expenditures--health care and energy.  We communicate differently than we did twenty years ago, we learn differently, we access entertainment differently -- we even socialize differently.  Yet, while technology itself has impacted the energy and health fields, Information Technology specifically has barely dented them.  These two sectors of the economy suffer from tremendous inefficiencies.  When Information Technology collides with the healthcare and energy industries, we predict this will unleash tremendous prosperity both for our society and for those investors who have positioned themselves for the coming change.

This isn’t the place to discuss health care, but the realm of energy is our bailiwick, so I’ll share a few thoughts.

The Enercosm is the coming world of networked energy.  Surprisingly, the number one use of energy is not our end use as consumers but the extraction, refining, and distribution of energy itself.  The production of energy is incredibly inefficient.  In the past hundred years, those who produce and distribute most of our energy – oil companies, coal companies and utilities – have relied on and benefitted from economies of scale.  That era, however, is drawing to a close.  What’s next?  An era where Information Technology unleashes economies of connection, causing continuing deflation in the real cost of energy even as we factor in the cost of externalities like emissions controls and security.

Acorn Energy has positioned itself to promulgate and benefit from the coming transformation of the Enercosm.  In 2009, as the energy industry just began to tip into the new economy, our unique focus enabled us to ride out 2009, the Great Recession year, with 50% sales growth -- a feat we expect to repeat in Fiscal 2010.

And we’re just getting started.

Here are some highlights for 2009 at our constituent companies:

CoaLogix, our award winning cleaner coal technology provider, grew its sales by almost 80% to $18.1 million, while gross profit increased by 156% to $6.3 million.  On January 1, 2009, the Clean Air Interstate Rule (CAIR) became effective, substantially increasing demand for CoaLogix services.  We and our co-investor, EnerTech Capital III L.P. and senior members of CoaLogix management, pledged $11.5 million in investment to build a second plant in Charlotte to meet rising customer demands.  We anticipate the Steele Creek plant will be operational in the third quarter of 2010.  CoaLogix is transforming the Enercosm by lowering the costs of emissions controls for coal-fired power plants.  CoaLogix sits at the center of the web of air pollution controls systems and is helping our customers optimize and lower the cost of NOx removal.  A recently announced collaboration with FLSmidth, a €3.5 billion market capitalization supplier of material handling equipment, will expand our portfolio of solutions to SO3 and mercury remediation.

Coreworx revenue for 2009, the first full year of ownership by Acorn, totaled $4.0 million. In 2010 Coreworx will introduce four new products that will expand the appeal of its main product and substantially lower customer cost.   This transition and the acquisition of Decision Dynamics (DDY-TSX.V) are expected to greatly accelerate revenue growth; however, we expect the sales acceleration will be heavily weighted to the last six months of the year.  Coreworx is transforming the Enercosm by developing software tools to improve the productivity of construction management and the global supplier networks required to build major capital projects.  We are helping move the industry from islanded data collected in Excel spreadsheets to networked, web based systems that provide actionable business intelligence and enable collaboration across the global supply chain.  The addition of Decision Dynamics will enable Coreworx to offer cost management in real-time that solves one of the industry's biggest headaches: poor tracking of contractor labor costs and earned value.

DSIT revenue in 2009 rose 10% from $8.3 million to $9.2 million. Gross margins increased from 34% in 2008 to 44% in 2009. Recently announced orders and a robust pipeline of sales leads are expected to increase revenue more dramatically in 2010.  DSIT is transforming the Enercosm by developing intelligent systems for lowering the cost of protecting existing energy infrastructure.  Energy companies are in the business of investing vast amounts of capital in energy infrastructure and then extracting cash flows over long periods of time.  Our customers are becoming increasingly aware that those assets can disappear overnight in a terrorist attack.  Like clean air, the security of energy assets has been taken for granted.  Public policy is requiring these externalities to be included in the cost of energy.  Acorn is anticipating these changes and is creating a market before others recognize the opportunity.

Two other exciting companies in our portfolio are well positioned for the transformation of the Enercosm.  GridSense, the results of which we will fully consolidate after our acquisition at the end of April 2010, continues to gain market penetration with its revolutionary smart grid technologies.  U.S. Sensor Systems Inc. (USSI), in which we have options to buy a majority stake, will enable us to expand our energy security offering to pipelines, perimeter fencing, and solar farms.  In addition, USSI’s sensor technology is poised to be an enabling technology for 4D seismic that may help solve near-term concerns over hydrocarbon depletion.

The economic history of the world is punctuated by “jump points” - changes in the business environment so startling that we have no choice but to rethink the future.  The tricky part has been identifying them at the right time.  Very often investors and the media mistake the arrival of a stunning new invention for the jump point.  Acorn recognizes that technology revolution is a fitful process.  New technologies, particularly in the energy business, take time to be absorbed and diffused.

Most jump points occur well after the enthusiasm settles and the parade has passed.  This is why we think our strategy of acquiring businesses at big discounts to previously invested capital, and only after the technology has been proven with reference customers, makes so much sense. In fact, we believe the most compelling opportunities of the developing cleantech industry are a continuation of the Internet and telecom technology aspects of the Information Technology revolution. The profound implication of this is that rather than making bets on traditional cleantech businesses that benefit from economies of scale (such as ethanol, solar, and wind), we are investing in businesses that benefit from economies of connection.  These businesses benefit by both being capital-light and offering accelerating returns as their network scales.  We believe our dual management/shareholder's perspective and corresponding patience with our opportunity is a big off-balance sheet asset.

In last year’s letter to you I asserted that the stock market had undervalued our shares.  Although it soon rebounded substantially, I continue to believe that the share price does not yet fairly reflect the full value of our business. In 2009 I acquired 75,000 shares, and as of this writing I have personally acquired another 75,000 shares in 2010.

Thank you, as always, for your continued faith in Acorn Energy.

Sincerely,

John A. Moore
Chief Executive Officer

COMPANY DIRECTORY	ANNUAL REPORT 2009

HEADQUARTERS	COMPANIES	INVESTOR RELATIONS

For additional information regarding Acorn Energy, Inc.
Acorn Energy, Inc.	CoaLogix Inc.	please contact:
4 West Rockland Road	11707 Steele Creek Road	Rod O’Connor
P.O. Box 9	Charlotte, NC 28273	Cameron Associates
Montchanin, DE 19710	www.coalogix.com	rod@cameronassoc.com
302-656-1707
www.acornenergy.com		INDEPENDENT AUDITOR

DIRECTORS & OFFICERS	Coreworx Inc.	Friedman LLP
	22 Frederick Street, Suite 800	Certified Public Accountants
John A. Moore	Kitchener, Ontario, Canada	100 Eagle Rock Avenue
Director, President, CEO and	www.coreworxinc.com	East Hanover, NJ 07936
Chairman of the Board		www.friedmanllp.com
jmoore@acornenergy.com
George Morgenstern Director, Founder and		LEGAL COUNSEL
Chairman Emeritus of the Board	DSIT Solutions Ltd.
	2 Rechavam Zeevi Street	Eilenberg & Krause LLP
	Givat Shmuel, 54017 Israel	11 East 44th Street, 19th Floor
Richard J. Giacco	www.dsit.co.il	New York, New York 10017
Director		www.eeklaw.com

Joe Musanti Director and Chairman of Audit Committee	GridSense™	REGISTRAR AND TRANSFER AGENT
	GridSense Inc.	American Stock Transfer & Trust Co.
Richard Rimer	2568 Industrial Blvd, Suite 100	59 Maiden Lane
Director and Member	West Sacramento, CA 95691	New York, New York 10038
of Audit Committee	www.gridsense.net	www.amstock.com

Samuel M. Zentman Director and Member of Audit Committee
Michael Barth	US Sensor Systems Inc.
Chief Financial Officer	19835 Nordhoff Street, Suite B
Northridge, CA 91324
Joe B. Cogdell, Jr.	www.ussensorsystems.com
Vice President, General Counsel and Secretary

David T. Beatson Chief Technology Officer